UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 1, 2011
EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Federal Street, Suite 1100, Boston, Massachusetts	02110

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 224-9900
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     EnerNOC, Inc. (the “Company”) held its annual meeting of stockholders on June 1, 2011 to consider and vote on the following matters, which are described in detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 26, 2011 (the “Proxy Statement”):
Proposal 1 — Election of Director
The Company’s stockholders approved the election of the person named below as a class I member of the board of directors, to serve for a three-year term until the 2014 annual meeting of stockholders, and until his successor has been duly elected and qualified, or until his earlier resignation or removal. The votes cast were as follows:

Name	For	Withheld	Broker Non-Votes

Arthur W. Coviello, Jr.	15,716,850	201,977	4,826,936
Proposal 2 — Advisory Vote on the Compensation of the Company’s Named Executive Officers
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The votes cast were as follows:

For	Against	Abstentions	Broker Non-Votes

14,096,545	1,789,935	32,346	4,826,936
Proposal 3 — Advisory Vote on the Frequency of Holding an Advisory Vote on the Compensation of the Company’s Named Executive Officers
Votes regarding indication, on an advisory basis, of the preferred frequency of advisory votes on the compensation of the Company’s named executive officers were as follows:

Every 1 Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes

7,230,602	145,727	8,492,201	50,296	4,826,936
Proposal 4 — Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders approved the proposal to ratify the appointment of the accounting firm of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The votes cast were as follows:

For	Against	Abstentions	Broker Non-Votes

20,552,717	74,275	118,770	0

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.
Date: June 6, 2011	By:	/s/ Timothy Weller
		Name:	Timothy Weller
		Title:	Chief Financial Officer (Principal Financial Officer)